N E W S R E L E A S E



March 11, 2005                                         Direct Inquiries To:
                                                       Paul O. Koether, Chairman
                                                       (908) 234-0078


               KENT FINANCIAL SERVICES ANNOUNCES YEAR END RESULTS
               --------------------------------------------------

     BEDMINSTER, NEW JERSEY - KENT FINANCIAL SERVICES, INC. (the "Company") (NASDAQ - KENT) recorded net income of $923,000 ($.32 per share) for the year ended December 31, 2004, compared to net income of $357,000 ($.11 per share) for the year ended December 31, 2003. Total revenues for the year ended December 31, 2004 were $1,904,000, compared to $3,187,000 for the year ended December 31, 2003.

     Results for the year ended December 31, 2004 include a pre-tax gain of $845,000 that the Company recorded in connection with the sale of property.

     The Company also announced that its Board of Directors had declared a special dividend of $.30 per share. The dividend is payable on April 5, 2005 to shareholders of record on March 21, 2005.


     The Company has 2,836,301 shares outstanding.














     This Press Release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Kent cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date. The per share earnings in the text of this news release are diluted earnings per share.

                          KENT FINANCIAL SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                      (in thousands, except per share data)

                                                          Year Ended
                                                          December 31,
                                                      --------------------
                                                        2004        2003
                                                      --------    --------

Revenues:
  Principal transactions:
    Investing gains                                    $  310      $  663
    Trading                                                 -         122
  Brokerage commissions and fees                            -       1,869
  Management fee income                                   138         228
  Equity in earnings of T. R. Winston                     138          20
  Pre-acquisition equity in loss of Cortech           (    83)          -
  Interest, dividends and other                           485         285
  Gain on sale of property                                845           -
  Gain on sale of T. R. Winston                            71           -
                                                       ------      ------
      Total revenues                                    1,904       3,187
                                                       ------      ------

Expenses:
  General, administrative and other                       936       1,577
  Brokerage                                                 -       1,164
  Interest                                                 37          55
                                                       ------      ------
      Total expenses                                      973       2,796
                                                       ------      ------

Income before income taxes                                931         391
Provision for income taxes                                 56          34
                                                       ------      ------
Net income before minority interest                       875         357
Minority interest in subsidiary's losses                   48           -
                                                       ------      ------
Net income                                             $  923      $  357
                                                       ======      ======

Basic and diluted net income per common share          $  .32      $  .11
                                                       ======      ======

Weighted average number of common shares
  outstanding (in 000's)                                2,921       3,292
                                                       ======      ======

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004
                                 (in thousands)

Cash and cash equivalents                                   $  14,156*
Securities owned                                                1,205
Property and equipment, net                                         3
Other assets                                                      326
                                                            ---------
      Total assets                                          $  15,690
                                                            =========

Liabilities                                                 $   1,085
Minority interest in subsidiaries                               5,614
Stockholders' equity                                            8,991
                                                            ---------
      Total liabilities and stockholders' equity            $  15,690
                                                            =========


*    Includes  $11.4  million held by Cortech,  Inc.,  of which the Company owns
     50.06%.